UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Astea International Inc.
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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044
---------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 13, 2013

To the Stockholders of Astea International Inc.:

The Annual Meeting of Stockholders of Astea International Inc., a Delaware corporation, will be held on Thursday, June 13, 2013 at 11:00 a.m., local time, at our headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders.
2.	To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2013.
3.	An advisory vote to approve Named Executive Officer compensation.
4.	An advisory vote on the frequency of future advisory votes to approve Named Executive Officer compensation.
5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 15, 2013, the Record Date fixed by our Board of Directors, are entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors

Zack Bergreen
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on june 13, 2013:

the proxy statement and the annual report to shareholders are available
in the investors section of our website at:      www.astea.com

Horsham, Pennsylvania
April 26, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044

PROXY STATEMENT

April 26, 2013

Why are you receiving these proxy materials?

This proxy statement, along with the form of proxy enclosed, which was first mailed to stockholders on or about May 6, 2013, are being furnished to you by the Board of Directors of Astea International Inc., a Delaware corporation (which we may refer to as “we,” “us,” “our,” “Astea” or the “Company”) in connection with our Annual Meeting of Stockholders to be held on Thursday, June 13, 2013, at 11:00 a.m. local time, at our headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, or at any adjournments or postponements thereof (the “Annual Meeting”).

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following matters:

•	To elect our Board of Directors;

•	To ratify Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm;

•	An advisory vote to approve Named Executive Officer compensation;

•	An advisory vote on the frequency of future advisory votes to approve Named Executive Officer compensation; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Other than the matters set forth above, we do not know of any other matters that may come before the Annual Meeting.  If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2013 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 3,587,299 shares of our Common Stock, $0.01 par value per share (the “Common Stock”), were issued and outstanding. During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call our switchboard at 215-682-2500 and ask for Rick Etskovitz to arrange a visit to our offices.

What are the voting rights of the holders of our Common Stock?

The holders of Common Stock are entitled to one vote per share of Common Stock on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.      By Mail - Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.  Unsigned proxy cards will not be voted.

2.      In Person at the Meeting - If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. If you hold your shares through a bank or broker and wish to vote in person, please bring a “legal” proxy from your bank or stockbroker.

Beneficial Owners and Broker Non-Votes

A significant portion of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares.  If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners.  Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other proposals presented at the Annual Meeting.  As a result, with respect to non-routine matters, if the beneficial owners have not provided instructions with respect to such non-routine matters (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but will not be voted and will be considered to be an abstention, having no effect on the vote for such non-routine matters.

Can you change your vote or revoke your proxy?

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Any stockholder giving a proxy has the right to revoke it at any time before it is exercised, by (1) filing with our Corporate Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Our Corporate Secretary can be notified in writing at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044,  Attention: Corporate Secretary.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using any of the methods discussed above, you will be appointing as your proxies Zack Bergreen, our Chairman and Chief Executive Officer (“CEO”), and Rick Etskovitz, our Chief Financial Officer (“CFO”).  They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of Common Stock may be voted.

How will your proxy vote your shares?

If the form of proxy which accompanies this proxy statement (“Proxy Statement”) is executed and returned, it will be voted in accordance with the instructions marked thereon. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by a properly executed proxy: (i) FOR election of five director nominees named in this Proxy Statement; (ii) FOR ratification of the appointment of Grant Thornton  as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2013; (iii) FOR approval of the named executive office compensation ; (iv) FOR a frequency of once every three years for advisory votes to approve named executive officer compensation; and (v) in the proxyholders’ discretion, on any other business that may come properly before the meeting and any adjournments or postponements of the meeting.

What constitutes a quorum?

Our bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy constitute a quorum for the transaction of business. A quorum is necessary in order to conduct the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Broker non-votes will be counted as present for the purpose of establishing a quorum.

If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal No. 1 — Election of Five Directors – The election of directors requires a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes.  In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Proposal No. 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm – The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm.  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Proposal No. 3 –Advisory Vote to Approve Named Executive Officer Compensation – The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to adopt this resolution. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Proposal No. 4 –Advisory Vote to Approve Frequency of Future Executive Compensation Votes – The frequency receiving the highest number of votes cast by stockholders entitled to vote at the Annual Meeting will be considered the frequency preferred by the stockholders, even if that alternative does not receive the support of a majority of the votes cast. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Why are you being asked to ratify the appointment of Grant Thornton?

Although stockholder approval of the selection of Grant Thornton as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee of our Board of Directors (the “Audit Committee”) has agreed to reconsider the selection of Grant Thornton, but will not be required to take any action.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and the cost of solicitation of proxies will be borne by us. Proxies may be solicited by mail, personal interview, or telephone and, in addition, our directors, officers and regular employees may solicit proxies by such methods without additional remuneration. We may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

Grant Thornton served as our independent registered public accounting firm for the fiscal year ended December 31, 2012 and audited our financial statements for such fiscal year.  Grant Thornton has been appointed by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2013.  We expect that one or more representatives of Grant Thornton will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

How may you obtain additional copies of this Proxy Statement, our Annual Report to Stockholder or our Annual Report on Form 10-K?

We will provide to each person solicited, without charge, upon request in writing, a copy of this Proxy Statement, a copy of our Annual Report to Stockholders or our Annual Report on Form 10-K including the financial statements and financial statement schedules, as filed with the SEC for the fiscal year ended December 31, 2012 (in each case excluding exhibits). Requests should be directed to our Chief Financial Officer at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044.

What is “householding” and how does it affect me?

Some banks and brokers with account holders who are our stockholders may be “householding” our proxy materials. This means that a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Investor Relations Department at Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044   Phone:  215-682-2500. We will deliver promptly upon request a separate copy of the proxy statement and annual report. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

When are stockholder proposals for our 2014 Annual Meeting of Stockholders due?

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2014 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2014 annual meeting of stockholders proposals must be received by our Corporate Secretary not later than January 6, 2014.  In addition, stockholder proposals submitted between December 7, 2013 and January 6, 2014 may be presented at the annual meeting if such proposals comply with our bylaws, but will only be included in our proxy materials to the extent that the submitting stockholder indicates a desire for such inclusion and that the proposal complies with the rules and regulations of the SEC. Any proposal received after January 6, 2014 will be considered untimely.  The dates referenced above with respect to proposing an item of business at our 2014 annual meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement to be furnished to all stockholders entitled to vote at our 2014 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044,  Attention: Corporate Secretary.  In addition, the execution of a proxy solicited by us in connection with the 2014 annual meeting of stockholders shall confer on the designated proxyholder discretionary voting authority to vote on any stockholder proposal which is not included in our proxy materials for such meeting and for which we do not receive notice before December 31, 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of five members: Zack Bergreen, Adrian A. Peters, Keith D. Schneck, Eric S. Siegel and John Tobin.  Messrs. Peters, Schneck and Siegel are independent directors.  The terms of the current directors will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

Our Board of Directors has nominated and recommends Zack Bergreen, Adrian A. Peters, Keith D. Schneck, Eric S. Siegel and John Tobin to be elected to hold office until the 2014 Annual Meeting of Stockholders. Our Board of Directors knows of no reason why the director nominees should be unable or unwilling to serve, but if any director nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as our Board of Directors may recommend in the place of such director nominee. Unless otherwise instructed, the proxyholders will vote properly executed proxies received by them for the director nominees named below.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
 “FOR” THE DIRECTOR NOMINEES LISTED BELOW.

The following table sets forth the nominees for election as directors at the Annual Meeting and the year each such nominee was first elected or appointed as a director; the positions currently held by the nominee with us, if applicable; and the year the nominee’s term will expire:

Nominee’s Name (Year Nominee First Became a Director)	Age	Position(s) with the Company	Year Current Term Will Expire

Zack Bergreen (1979)	67	Chairman of the Board of Directors and Chief Executive Officer	2013

Adrian A. Peters (2000)	63	Director	2013

Keith D. Schneck (2013)	57	Director	2013

Eric S. Siegel (2002)	56	Director	2013
John Tobin (2012)	47	President, General Counsel, and Secretary	2013

Zack Bergreen founded the Company in November 1979.  He holds the positions of Chairman of our Board of Directors and Chief Executive Officer.  Mr. Bergreen received a Bachelor of Science and a Master of Science from the University of Maryland.  Our Board of Directors believes that Mr. Bergreen is qualified to serve on our Board of Directors because his experience as a pioneer in the field service software industry makes him a valuable member of our Board of Directors, particularly in determining the strategic focus of the Company.

Adrian A. Peters joined our Board of Directors in June 2000 and is also a member of the Audit Committee and the Compensation Committee of our Board of Directors (the “Compensation Committee”), as well as the Chairman of the Nomination and Corporate Governance Committee of our Board of Directors (the “Governance Committee”). He is the Managing Partner and founder of Boston Partners Group, a boutique consulting firm established in 1996 that advises middle market companies and specializes in high-tech, advanced technologies and manufacturing.  He was a senior executive at Siemens AG, one of the world’s largest industrial companies where he was the CEO of a number of country operations and companies.  He also was the CEO of several high tech companies both in the USA and internationally and the founder of a digital encryption company.  Earlier in his career he worked for IBM, Arthur Andersen and Federale, an industrial holding company.  Mr. Peters studied science and engineering at the University of Stellenbosch in South Africa as well as management at the Harvard Business School.  Our Board of Directors believes that Mr. Peters is qualified to serve on our Board of Directors because his broad experience with advising technology firms enables him to contribute valuable insight into our consideration of, and response to, operational changes.

Keith D. Schneck joined the Board of Directors in April 2013 and is Chairman of the Audit Committee, as well as a member of the Compensation Committee and the Governance Committee.  He was the Executive Vice President and Chief Financial Officer of eResearch Technology Inc. from July 2008 through December 2012.   eResearch Technology Inc., based in Philadelphia, is a global provider of high-quality patient safety and efficacy endpoint data collection solutions for use in clinical drug development and was publicly traded on NASDAQ until its acquisition in 2012 by Genstar Capital.  Prior to that from 2003 through December 2007, he was the Executive Vice President and Chief Financial Officer of Neoware, Inc.  Neoware, Inc. was based in King of Prussia, Pennsylvania and was publicly traded on NASDAQ until its acquisition by Hewlett Packard in 2007.  Neoware, Inc. was a provider of products, software and services for the thin client segment of the server based computing market.  Prior to Neoware, Inc., Mr. Schneck held a number of additional executive positions in both financial and operational roles at various Philadelphia area technology companies.  Mr. Schneck began his career as a CPA with KPMG in Philadelphia from 1977 to 1986.  Mr. Schneck holds a B.S. in accounting from West Chester University, and is a Certified Public Accountant. Our Board of Directors believes that Mr. Schneck is qualified to serve on our Board of Directors because his extensive experience understanding the financial aspects of technology companies, as well as the reporting requirements of public companies, together with his operational experience, is an important perspective for the Board of Directors.

Eric S. Siegel joined our Board of Directors in September 2002 and is a member of the Audit Committee and Governance Committee, as well as Chairman of the Compensation Committee. He is the founder of Siegel Management Company, a strategy consulting and investment banking advisory firm established in 1983 with a diverse client base, principally comprised of middle market firms. His expertise and experience has been utilized by growth companies, public market and acquisition candidates, industry consolidators and turnarounds.  Mr. Siegel serves on the board of B&W Tek, a private equity backed manufacturer of analytical, diagnostic and medical instrumentation.  Additionally, he serves on the Board of Lite Cure, a private equity backed manufacturer of therapeutic medical and veterinary devices.  He sits on the board of workpays.me, an e-commerce solution sold to employers as a voluntary employee benefit program.  From 2002-2008, he sat on the Board of PSCInfoGroup, a private equity backed information management company.  From 1996-2006, he served as a director of the NCO Group, formerly a NASDAQ listed company, specializing in debt collection services.  An established author, he has been a lecturer in management at the Wharton School for over twenty-five years. Mr. Siegel is a magna cum laude graduate of the University of Pennsylvania and received an MBA from the Wharton School. Our Board of Directors believes that Mr. Siegel is qualified to serve on our Board of Directors because his experience with a variety of companies at an advisory level, as well as his management expertise, brings a valuable perspective to our Board of Directors.

John Tobin joined us in June 2000 and serves as President, General Counsel, and Secretary.  Mr. Tobin was appointed to our Board of Directors in May, 2012.  Mr. Tobin is responsible for general management of the Company, along with handling our legal affairs and various corporate development and business development initiatives. Prior to joining us, Mr. Tobin worked at the Philadelphia law firms Pepper Hamilton LLP and Wolf, Block, Schorr and Solis Cohen LLP, specializing in corporate transactions and intellectual property. Prior to returning to the Philadelphia area in 1998, he worked as a corporate and entertainment lawyer in Los Angeles, specializing in motion picture, television and music transactions and licensing, most recently with PolyGram Filmed Entertainment. Mr. Tobin received his Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1987, and received his law degree from the University of Pennsylvania in 1992.  Our Board of Directors believes that Mr. Tobin is qualified to serve on our Board of Directors because his operational experience with us and his relationships with our key customers bring important perspectives to our Board of Directors.

EXECUTIVE OFFICERS

The following table sets forth our executive officers, their ages, and the positions currently held by each such person with us:

Name	Age	Position
Zack Bergreen	67	Chairman of our Board of Directors and Chief Executive Officer

John Tobin	47	President, Director, General Counsel and Secretary

Fredric (“Rick”) Etskovitz	58	Chief Financial Officer and Treasurer

Biographical information for Messrs. Bergreen and Tobin appear above under the section “Proposal 1 – Election of Directors.”

Rick Etskovitz joined us in June 2000, when he was appointed as our CFO and Treasurer. Mr. Etskovitz resigned from his positions with us in April 2004, but returned as CFO on January 4, 2005, during which time he was a partner in the Philadelphia accounting firm of Shechtman, Marks, Devor and Etskovitz.  Mr. Etskovitz is responsible for our financial reporting, internal accounting controls, SEC and tax compliance, planning and investor relations. Mr. Etskovitz brings to his position 30 years of experience in financial management and reporting. A CPA, he previously served us for seven years as the engagement partner from an independent accounting firm. Mr. Etskovitz was also part of the financial management team at DuPont where he held responsibilities for Mergers and Acquisitions, Financial Planning, Corporate Accounting and Benefits. Mr. Etskovitz received his Bachelor of Science from the Pennsylvania State University and his Masters of Business Administration from the Wharton Graduate School at the University of Pennsylvania.

Our Board of Directors reviews and ratifies who shall serve as our executive officers on an annual basis, who serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers or directors.

THE BOARD OF DIRECTORS LEADERSHIP STRUCTURE AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of its Board of Directors. Our Board of Directors met five times in person or by telephone during the fiscal year ended December 31, 2012.  During their respective terms of service in fiscal 2012, each of the directors attended at least 75% of the meetings of our Board of Directors and of all committees on which he served.  Directors are encouraged to attend the Annual Meeting, but are not required to do so.  None of our directors attended the 2012 Annual Meeting of Stockholders.

Our Board of Directors has determined that Mr. Peters, Mr. Schneck and Mr. Siegel, which comprise a majority of our Board of Directors, each have no material relationship with the Company and is an “independent director” within the meaning of the Marketplace Rules of NASDAQ director independence standards, as well as within the rules of the SEC. Our Board of Directors has standing Audit, Nominating and Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors.  Currently, all three independent directors, Messrs. Peters, Schneck, and Siegel, are members of each committee of our Board of Directors.

Audit Committee

 The Audit Committee operates under a written charter.  The charter was adopted by our Board of Directors on May 12, 2004 and is available on our website at www.astea.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The committee reviews and assesses the adequacy of its charter on an annual basis.  Our Board of Directors has determined that Mr. Schneck, the chairman of the Audit Committee, is an “audit committee financial expert” as defined in the SEC rules.

The Audit Committee:

•	oversees the accounting, financial reporting and audit processes;

•	reviews the results and scope of audit and other services provided by the independent auditors;

•	reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

•	reviews our internal controls.

The Audit Committee has the ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor.

The Audit Committee works closely with our management and our independent auditors.  The Audit Committee also meets with our independent auditors in executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work.  The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.  The Audit Committee met five times during the fiscal year ended December 31, 2012.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) was formed on May 12, 2004. Upon formation, our Board of Directors adopted the Nominating and Corporate Governance Committee Charter, which is available on the Company’s our website at www.astea.com.  Prior to such adoption, the functions of the Governance Committee were performed by our Board of Directors.

The Governance Committee:

•
considers and periodically reports on matters relating to the identification, selection and qualification of our Board of Directors and candidates nominated to our Board of Directors and its committees;

•	develops and recommends governance principles applicable to us; and

•	oversees the evaluation of our Board of Directors and our management.

The Governance Committee considers properly submitted stockholder recommendations for candidates for membership on our Board of Directors as described below.  In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and to address the membership criteria detailed below.  Any stockholder recommendations proposed for consideration by the Governance Committee should include the candidate’s name and qualifications for membership on our Board of Directors and should be addressed to our Corporate Secretary at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044. In addition, procedures for stockholder direct nomination of directors are discussed in the section titled, “Communicating with the Board of Directors”, and are discussed in detail in our bylaws which will be provided to you upon written request.  There are no differences in the manner in which the Governance Committee evaluates nominees for director, whether the nominee is recommended by a stockholder or another party.

The Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of our Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted stockholder recommendations for candidates for our Board of Directors. In evaluating such recommendations, the Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on our Board of Directors.  The Governance Committee met twice during 2012.

Diversity

Our Board of Directors values varied personal and professional backgrounds, perspectives and experiences as important factors in identifying nominees for director. Our Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Our Board of Directors focuses on selecting the best candidates and endeavors to ensure that its membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, industrial or commercial enterprises.

All nominees for election to our Board of Directors this year are incumbents.  All nominees except for Mr. Schneck have previously stood for election to our Board of Directors by our stockholders.  Mr. Schneck was originally recommended to the Governance Committee as a director candidate by our primary outside legal counsel.

Compensation Committee

        The Compensation Committee was formally created on May 12, 2004.  Prior to that, it was an ad hoc committee consisting of the independent members of our Board of Directors. The Compensation Committee charter is available on our website at www.astea.com.  The Compensation Committee oversees and makes recommendation to our Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.  The Compensation Committee met once during 2012. Neither we nor the Compensation Committee engaged a compensation consultant during 2012.  The Compensation Committee is authorized to delegate it’s authority to individual members of the Compensation Committee, provided that any such individual decisions are later ratified by the full Committee.  The Compensation Committee determines the compensation for our executive officers.  For our executive officers other than our CEO, the Compensation Committee may solicit recommendations from the CEO, but any such recommendations are advisory only.

Board Leadership Structure

Our Board of Directors does not have a formal policy with respect to whether our CEO should also serve as Chairman of our Board of Directors. Our Board of Directors makes this decision based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles.

Currently, Zack Bergreen serves as the Chairman of our Board of Directors as well as CEO. Our Board of Directors and the Governance Committee have determined that combining the roles of Chairman of the Board and Chief Executive Officer continues to be appropriate for us and provides the preferred form of leadership.  Mr. Bergreen has served in these dual capacities since 1979.  Given Mr. Bergreen’s experience as founder and Chairman of our Board of Directors for over 30 years, the respect which he has earned from employees, business partners and our stockholders, as well as other members of the field service industry, and his proven leadership skills, our Board of Directors believes the best interests of our stockholders are met by Mr. Bergreen’s continued service in both capacities. Our Board of Directors believes Mr. Bergreen’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for our employees and other stakeholders.  Furthermore, our Board of Directors believes that the authority of the combined Chairman of our Board of Directors and CEO is appropriately counter-balanced by the fact that the majority of our Board of Directors is comprised of independent directors.  Although our Board of Directors has not named a lead independent director, all of the independent directors are actively engaged in shaping our Board of Director’s agenda and our strategy.

Risk Oversight

Our Board of Directors oversees our risk management practices to ensure they are consistent with our corporate strategy and are functioning appropriately. Our Board of Directors does not have a separate risk committee, but instead believes that the entire board is responsible for overseeing risk management.

Our Board of Directors conducts certain risk oversight activities through its committees. The Audit Committee oversees our compliance risk, including reviewing reports of compliance with the Sarbanes-Oxley Act and other applicable statutes, rules and regulations. The Governance Committee’s role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight over our material risks. The Compensation Committee monitors the risks to which our compensation policies and practices could subject us to risk.

Our Board of Directors helps ensure that our management is properly focused on risk by, among other things, regularly reviewing and discussing the performance of our senior management. In addition, our Board of Directors receives reports from our management on our most material risks and the degree of our exposure to those risks.

Communicating with the Board of Directors

Our policy is that stockholders may communicate with our Board of Directors by writing to the Company at Astea International Inc., Attention: Board of Directors, 240 Gibraltar Road, Horsham, Pennsylvania 19044. Stockholders who would like their submission directed to a particular member of our Board of Directors may so specify, and the communication will be forwarded as appropriate.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct, which is applicable to all of our officers and employees, including our CEO and CFO.  A copy of the Code of Conduct can be found on our website, www.astea.com.  Our Board of Directors has also adopted a Code of Ethics which is applicable to our CEO, our CFO and our Controller.  Copies of this are available upon request in writing to Astea International Inc., Attention: Chief Financial Officer, 240 Gibraltar Road, Horsham, Pennsylvania 19044.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 15, 2013: (i) the name of each person who, to our knowledge, is the beneficial owner of more than 5% of the shares of Common Stock outstanding at such date; (ii) the name of each of our directors; and (iii) the name of each of our Named Executive Officers (as defined below). The following table also sets forth as of April 15, 2013 the number of shares of Common Stock owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for our directors, nominees and executive officers as a group:

Name of Beneficial Owner and Management	Amount of Ownership (1)	Percent of Class (2)
Zack Bergreen (3)	2,070,068	44.0%
Adrian A. Peters (4)	14,750	0.3%
Keith D. Schneck	0	0.0%
Eric S. Siegel (5)	17,000	0.4%
John Tobin (6)	109,767	2.3%
Rick Etskovitz (7)	97,750	2.0%
KVO Capital Management, LLC (8)	400,658	11.2%
Kinetic Catalyst Partners LLC (9)	249,482	7.0%
All current directors, nominees and executive officers as a group (6 person) (1)-(7)	2,309,335	49.0%

+
Except as otherwise indicated, the address of each person named in the table is c/o Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044.  Information regarding beneficial owners other than our officers and directors are based on, and limited to, the information each has provided in its respective Schedule 13D and Schedule 13G filings with the SEC.

(1)
Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to us by directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date April 15, 2013.

(2)
Applicable percentage of ownership as of April 15, 2013 is based upon 3,587,299 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Presently exercisable stock options and preferred stock convertible into Common Stock are deemed outstanding for computing the percentage of ownership of the person holding such options and/or convertible preferred stock, but are not deemed outstanding for computing the percentage of any other person.

(3)
Includes 1,103,019 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 55,803 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner and 826,446 shares of convertible preferred stock which are convertible at the Record Date of April 15, 2013.

(4)	Represents options to purchase 14,750 shares, all of which are currently exercisable.

(5)	Represents options to purchase 17,000 shares, all of which are currently exercisable.

(6)	Represents 21,017 shares of Common Stock and also options to purchase 88,750 shares, all of which are exercisable.

(7)	Represents 4,000 shares of Common Stock and also options to purchase 93,750 shares, all of which are exercisable.

(8)
KVO Capital Management, LLC, includes the ownership of Astea stock by Kernan V. Oberting, Managing Member of KVO Capital Management, LLC.  The principal address of KVO Capital Management, LLC is 33 S. Main Street, Suite 3, Hanover, NH 03755.

(9)
Kinetic Catalyst Partners LLC is a Delaware limited liability company. Robert B. Ashton is the Portfolio Manager of Kinetic Catalyst Partners LLC.  The principal address of Kinetic Catalyst Partners LLC is 6 Occom Ridge, Hanover, NH 03755.

Compensation Discussion and Analysis

This section explains our compensation philosophy and all material elements of the compensation we provided to our CEO, our CFO and our President during the fiscal year ended December 31, 2012, who we refer to as our “Named Executive Officers”. Our Named Executive Officers are Zack Bergreen, our Chairman and CEO, John Tobin, our President, and Rick Etskovitz, our CFO.

Compensation Policies and Objectives

1.
We believe that the compensation of our key executives should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2.
We determine the appropriate levels of the principal elements of our Named Executive Officers’ compensation independently, rather than setting a total level of target compensation and allocating that total amount among different compensation elements. We are nonetheless cognizant of total compensation levels and believe that our efforts to appropriately size each of the three principal elements of our Named Executive Officers’ compensation – salary, bonus and equity-based compensation - has resulted in total compensation levels that are appropriate and reasonable.

3.	We seek to reward the achievement of specific long- and short-term individual and corporate performance goals by authorizing annual cash bonuses.

4.
We believe that we should make initial stock option grants to key executive officers upon their commencement of employment in order to attract highly qualified individuals, and that we should, subject to the achievement of certain financial, operational, and individual objectives, make additional annual stock option grants in order to retain, motivate, and align the interests of those key executive officers with our stockholders.

5.
We believe that our key executive officers should be given some measure of job security through the use of executive severance and change in control agreements, to aid in recruiting and retention, and ensure that their interests are best aligned with our stockholders. With respect to Named Executive Officers, these severance benefits should reflect the fact that it may be difficult for a Named Executive Officer to find comparable employment within a short period of time.

6.
Although the Compensation Committee generally reviews publicly available industry data when reviewing annual compensation, the Compensation Committee does not specifically use companies in our industry as the basis for establishing the compensation of our executive officers, nor does the Compensation Committee peg salary levels to any given quartile in our industry or other industries. Instead, the Compensation Committee attempts to make reasoned judgments of compensation levels for executives as influenced by all relevant market forces.

Who Determines Compensation?

In accordance with the Compensation Committee charter, compensation for the CEO is determined by the Compensation Committee, subject to approval of our Board of Directors (excluding the CEO, who is also a director). In making its determination on CEO compensation, the Compensation Committee reviews a number of factors, including but not limited to:

i.	Our achievement of annual goals and objectives set by our Board of Directors in the preceding year,
ii.	Our short-term and long-term performance, and

iii.	Executive compensation levels at comparable companies.

For the other Named Executive Officers, the Compensation Committee reviews, approves, and recommends to our Board of Directors compensation based on:

i.	The performance of each individual Named Executive Officer in light of relevant goals and objectives approved by the Compensation Committee,

ii.	Our short-term and long-term performance,

iii.	Executive compensation levels at comparable companies, and

iv.	The recommendations of the CEO.

The Compensation Committee meets from time to time during the year as may be required to address compensation and equity grant issues associated with new officer hires and director appointments, as well as to make determinations and recommendations with respect to stock option grants as long-term compensation and decisions with respect to other employee benefit plans and related matters. The Compensation Committee meets early in each year, when audited year-end financial statements are available, to consider bonuses with respect to the newly-completed fiscal year and determine executive officer salaries and bonus targets with respect to the next fiscal year.

Identification and Analysis of Compensation Programs

During 2012, our executive compensation program included salary, annual cash bonuses and long-term compensation in the form of stock option grants.  Each of these elements of compensation is discussed in more detail below.

•
Salary – Salaries for executives other than the CEO are reviewed, approved, and recommended to our Board of Directors annually by the Compensation Committee upon recommendation of the CEO. The CEO’s salary is specified in his employment offer letter (see “Employment Offer Letters and Executive Severance Agreements” section below), and is annually reviewed and approved by the Compensation Committee and our Board of Directors.  For 2012, Mr. Bergreen, our CEO, was paid an annual base salary of $303,876. Mr. Tobin, our President, and Mr. Etskovitz, our CFO, were each paid an annual base salary of $243,101 for 2012.

•
Bonus – The annual cash bonuses we pay to our executives consists of two components.  One component is based upon the achievement of specified corporate financial targets, and one component is paid at the discretion of the Compensation Committee.  Mr. Bergreen’s maximum bonus for 2012 was $160,000, and Messrs. Tobin and Etskovitz’s maximum bonus for 2012 was $120,000.  In each case, seventy-five percent of the bonus was tied to corporate financial targets, and twenty-five percent of the bonus was payable at the Compensation Committee’s discretion based upon the individual’s performance. The annual cash bonus is designed to compensate executives for achievement against both corporate financial targets set by our Board of Directors and meritorious individual efforts.

The corporate financial targets, based each year upon earnings per share, are reviewed and approved by our Board of Directors on an annual basis. In order to determine whether a bonus will be paid, the Compensation Committee first evaluates whether the required minimum level of performance has been achieved against the corporate financial targets. Provided that the minimum level of achievement has been attained, the Compensation Committee then approves the earnings-per-share-based portion of the bonus.  The Compensation Committee believes that the achievement of the corporate financial targets is realistic but not certain.

The Compensation Committee then determines the amount of the individual discretionary bonuses, if any, based on the Named Executive Officer’s personal performance against individual goals.

In January 2012, the Compensation Committee determined that the Named Executive Officers should receive the full discretionary portions of their bonus plan for 2011, which amounted to $40,000 for Mr. Bergreen and $30,000 for Messrs. Tobin and Etskovitz. In addition, the Compensation Committee determined that the Named Executive Officers should be compensated for 2011 financial results.  Mr. Bergreen was awarded a bonus of $24,000 and Messrs. Tobin and Etskovitz were each awarded $18,000.  With regards to the bonus plan for 2012, the Compensation Committee met in January 2013, and no discretionary bonuses were awarded to Messrs. Bergreen and Tobin, and a $10,000 bonus was awarded to Mr. Etskovitz.  No bonuses were earned by any of the Named Executive Officers in relation to the earnings per share portion of the bonus plan. See “Summary Compensation Table” and “Grants of Plan-Based Awards Table” for more information regarding the payment of annual bonuses.

•
Equity-based Compensation Programs – We believe that we should make both initial stock option grants to key executive officers upon their commencement of employment, and that we should, subject to the achievement of certain financial, operational, and individual objectives, make additional annual stock option grants.  We believe that these additional stock option grants are helpful in the retention of employees, and the alignment of the interests of executives with that of our stockholders. Stock options are only granted in conjunction with scheduled meetings of our Board of Directors.  We have not instituted a single time frame for issuing options to Named Executive Officers, but we are evaluating implementing such a standardized policy. For all stock option grants, the closing price of our Common Stock on the date of grant is used as the exercise price. See “Summary Compensation Table” and “Grants of Plan-based Awards Table” for more information regarding stock option grants.

•	Perquisites and Other Personal Benefits – The Company does not offer any perquisites.

•
Employment Offer Letters and Executive Severance Agreements – None of the Named Executive Officers have formal employment agreements.  Each Named Executive Officer works pursuant to an employment offer letter detailing his compensation structure.

We have also entered into executive severance agreements (the “Agreements”) with each of our Named Executive Officers, which provide severance benefits in the event of: (a) the termination of the Named Executive Officer’s employment without Cause; or (b) the Named Executive Officer’s resignation for Good Reason.  The Agreements also provide for enhanced severance benefits in the event the Named Executive Officer’s employment terminates without Cause or for Good Reason during the twelve month period following a Change in Control.  “Cause”, “Good Reason” and “Change in Control” are as defined in the Agreements.

In the event of termination of the Named Executive Officer’s employment without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the Named Executive Officer would receive severance compensation of six months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for six months.  These payments would be paid out via normal payroll over the six month period.

In the event that that the Named Executive Officer’s employment terminates due to a termination without Cause or a resignation for Good Reason within one year following the effective date of a Change in Control, then the Named Executive Officer would receive severance compensation of twelve months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for twelve months.  These payments would be made in a single lump sum following execution of the appropriate release.

The Named Executive Officer would be required to execute a release of claims in favor of the Company prior to any severance or Change in Control severance amounts being paid.

•
Retirement Plans – We maintain a retirement plan (the “401(k) Plan”) intended to qualify and satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all of our full-time employees who are at least 21 years of age. We offer this plan to enable and encourage our employees to save for their retirement in a tax advantageous way. We, in our discretion, may match employee contributions up to a maximum authorized amount under the plan. This match was suspended on January 1, 2009 and reinstated January 1, 2012.

Impact of Tax and Accounting Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded company to its chief executive officer and four other most highly compensated officers (other than the chief financial officer). Under those provisions, however, there is no limitation on the deductibility of ‘‘qualified performance-based compensation.’’ In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determination as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The table immediately below sets forth information concerning the compensation paid for services provided in all capacities for the fiscal years ended December 31, 2012, 2011 and 2010 with respect to each Named Executive Officer.

SUMMARY COMPENSATION TABLE 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)

Zack Bergreen	2012	303,876	-	49,797	-	-	353,673
Chairman of the Board and Chief	2011	289,406	44,000	50,579	-	-	383,985
Executive Officer	2010	275,625	20,000	25,426	-	-	321,051

John Tobin	2012	243,101	30,000	33,002	-	2,881 (2)	308,984
President	2011	231,525	33,000	35,041	-	-	299,566
	2010	220,500	15,000	25,426	-	13,130	274,056

Rick Etskovitz	2012	243,101	30,000	33,002	-	3,647 (2)	309,750
Chief Financial Officer	2011	231,525	33,000	35,041	-	-	299,566
	2010	220,500	15,000	25,426	-	-	260,926

(1)
Stock options are valued under rules prescribed by FASB ASC Topic 718.  Key assumptions in calculating these amounts are outlined in Note 2 to the Company’s financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Represents the Company match for the 401(k) plan.

Outstanding Option Awards at 2012 Fiscal Year-End

The following table sets forth information about the stock options held as of December 31, 2012 by each of the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date (2)

Zack Bergreen	15,000	-	$5.03	11/9/2016
	15,000	-	$4.53	11/9/2017
	10,000	-	$3.65	11/6/2018
	30,000	10,000	$3.39	11/5/2019
	7,500	7,500	$2.25	11/4/2020
	5,000	15,000	$3.04	11/3/2021

John Tobin	5,000	-	$3.34	11/12/2013
	10,000	-	$7.28	3/21/2015
	10,000	-	$8.05	9/21/2015
	15,000	-	$5.03	11/9/2016
	15,000	-	$4.53	11/9/2017
	10,000	-	$3.65	11/6/2018
	11,250	3,750	$3.39	11/5/2019
	7,500	7,500	$2.25	11/4/2020
	5,000	15,000	$3.04	11/3/2021

Rick Etskovitz	10,000	-	$3.34	11/12/2013
	10,000	-	$7.28	3/21/2015
	10,000	-	$8.05	9/21/2015
	15,000	-	$5.03	11/9/2016
	15,000	-	$4.53	11/9/2017
	10,000	-	$3.65	11/6/2018
	11,250	3,750	$3.39	11/5/2019
	7,500	7,500	$2.25	11/4/2020
	5,000	15,000	$3.04	11/3/2021

(1)	The exercise price per share of each option was the closing market price on the day of the grant.
(2)
Each option grant vests in equal installments on each of the first four anniversaries of the grant date. For each award, the grant date is the date that is ten years prior to the “Option Expiration Date” listed in the table above.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

As described above, we are party to executive severance agreements with our Named Executive Officers, which provide severance benefits in the event of the termination of the Named Executive Officer’s employment without Cause or the Named Executive Officer’s resignation for Good Reason.  In addition, the Agreements provide that the Named Executive Officer will receive enhanced severance payments in the event of termination of the Named Executive Officer’s employment without Cause or the Named Executive Officer’s resignation for Good Reason during the twelve month period following a Change of Control.

In the event of a termination without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the Named Executive Officer would receive severance compensation of six months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for six months.  These payments would be paid out via normal payroll over the six month period.

In the event that that the Named Executive Officer’s employment terminates due to a termination without Cause or a resignation for Good Reason within one year of the effective date of a Change in Control, then the Named Executive Officer would receive severance compensation of twelve months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for twelve months.  These payments would be made in a single lump sum following execution of the appropriate release.

The Named Executive Officer would be required to execute a release of claims in favor of us prior to any severance or Change in Control severance amounts being paid.

The following table sets forth the approximate amount of severance each Named Executive Officer would be entitled to receive upon each of the events described above, assuming each event had occurred on December 31, 2012:
	Termination without Cause	Resignation for Good Reason	Termination without Cause or Resignation for Good Reason within One Year Following a Change in Control
Zack Bergreen	$160,796 (1)	$160,796 (1)	$321,594 (2)
John Tobin	$124,380 (3)	$124,380 (3)	$248,758 (4)
Rick Etskovitz	$124,380 (5)	$124,380 (5)	$248,758 (6)

(1)	Represents six months of base salary ($151,938) plus reimbursement of the cost of COBRA continuation coverage for six months ($8,858).
(2)	Represents 12 months of base salary ($303,876) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($17,718).
(3)	Represents six months of base salary ($121,551) plus reimbursement of the cost of COBRA continuation coverage for six months ($2,829).
(4)	Represents 12 months of base salary ($243,101) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($5,657).
(5)	Represents six months of base salary ($121,551) plus reimbursement of the cost of COBRA continuation coverage for six months ($2,829).
(6)	Represents 12 months of base salary ($243,101) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($5,657).

Option Exercises and Stock Vested in Last Fiscal Year

There were no option exercises by any of the Named Executive Officers during the year ended December 31, 2012.  We do not utilize stock awards, therefore, no stock vested during the year ended December 31, 2012.

Compensation Committee Interlocks and Insider Participation

The Committee consists of three non-employee directors, all of whom are “independent” under the rules of NASDAQ, and are also “Non-Employee Directors” as defined in SEC Rule 16(b)-3 and “Outside Directors” as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. Messrs. Peters and Siegel served as members of the Compensation Committee during the fiscal year ended December 31, 2012, as did Thomas J. Reilly, Jr., a Director of the Company until September 2012.  Mr. Schneck joined the Compensation Committee in April 2013. None of our executive officers served as a member of the board of directors, compensation committee, or other committee performing equivalent functions, of another entity whose executive officers served as one of our directors.  Other than Messrs. Bergreen and Tobin, no person who served as a member of our Board of Directors was, during the fiscal year ended December 31, 2012, simultaneously an officer, employee or consultant of the Company or any of its subsidiaries. Mr. Bergreen did not participate in any determination of his own compensation.

Report of the Compensation Committee

The following Report of the Compensation Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

                We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Form 10-K for the year ended December 31, 2012.

Compensation Committee of the Board of Directors:

Eric S. Siegel, Chairman
Adrian A. Peters
Keith D. Schneck

Compensation of Directors

For 2012, each non-employee director received a $10,000 annual cash retainer for serving on our Board of Directors and was also reimbursed for his reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors may elect to receive, in lieu of the foregoing cash compensation, unrestricted shares of Common Stock. The shares of Common Stock to be issued in lieu of cash compensation are determined based upon the fair market value of the Common Stock on the last day of the calendar quarter during which the cash compensation was earned and foregone.  Directors also receive annual grants of stock options to purchase 5,000 shares of Common Stock.  Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

In 2012, in addition to the compensation described above, each Audit Committee member receives a $5,000 supplement, and the Audit Committee Chairman receives an additional $5,000 supplement.  In 2012, each Governance Committee member received a $2,500 supplement and the Governance Committee Chairman received an additional $2,500 supplement.  In addition, each member of the Compensation Committee received a $2,500 supplement and the Chairman received an additional $2,500 supplement.

The following table sets forth the director compensation for 2012 and does not include compensation for Mr. Bergreen or Mr. Tobin who, although directors, do not receive additional compensation for their service on our Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total $

Thomas J. Reilly, Jr. (2)	$20,000	$7,727	$27,727
Adrian A. Peters	$22,500	$7,727	$30,227
Eric S. Siegel	$22,500	$7,727	$30,227

(1)
The dollar amounts shown for stock option awards represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Stock Compensation.  See Note 2 to the Company’s financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 27, 2013.

(2)	Mr. Reilly was a Director until September 2012.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

For fiscal 2012, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee:

Keith D. Schneck, Chairman
Adrian A. Peters
Eric S. Siegel

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of our consolidated financial statements and other services during the years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees (1)	$ 217,856	$ 207,461
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total (2)	$ 217,856	$ 207,461

(1)
Audit fees consist of fees for professional services performed by Grant Thornton for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our Quarterly Reports on Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	The Audit Committee pre-approved 100% of the fees for 2011 and 2012.

The Audit Committee, per its Charter, approves in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto. By approving the audit engagement, the audit service contemplated in any written engagement letter shall be deemed to have been pre-approved. Grant Thornton did not provide any non-audit services during the years ended December 31, 2012 and 2011.

PROPOSAL 2

RATIFICATION AND SELECTION OF AUDITORS

The Audit Committee has selected the firm of Grant Thornton, independent certified public accountants, to serve as auditors for the fiscal year ended December 31, 2013.  It is expected that a member of Grant Thornton will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Before making its selection, the Audit Committee carefully considered that firm’s qualifications as independent auditors.  This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants.  The Audit Committee is satisfied with Grant Thornton in all these respects.

The submission of the selection of Grant Thornton to the stockholders is not required by law or our bylaws.  Our Board of Directors is nevertheless submitting the selection of Grant Thornton to the stockholders to ascertain their views.  If the stockholders do not ratify the Audit Committee’s selection, the Audit Committee will consider the selection of another independent public accountant.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
 THE RATIFICATION OF THIS SELECTION.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Tables and other information concerning executive compensation.

As further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program for our key executives is designed to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.  Our Named Executive Officers are rewarded for the achievement of specific long- and short-term individual and corporate performance goals through a combination of cash and equity base and incentive compensation.  As opposed to pegging the compensation of our Named Executive Officers to any particular peer group or other metric, the Compensation Committee attempts to make reasoned judgments of compensation levels for executives as influenced by all relevant market forces.  Stockholders are urged to review the “Compensation Discussion and Analysis” section of this Proxy Statement for more information.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure that they achieve the desired goal of offering total compensation that is performance-oriented and linked to the interests of stockholders. We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED,  that  the  stockholders  of Astea International Inc. approve,  on an advisory basis, the  compensation  of  the  Named  Executive  Officers, as disclosed  in the Company’s  Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including  the  Compensation  Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This is a non-binding vote and, therefore, its outcome does not mandate any particular action.  However, our Compensation Committee will carefully consider the outcome of this vote when making future decisions regarding the compensation of our Named Executive Officers.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4

AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In Proposal 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers.  In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes.  Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

After careful consideration, our Board of Directors believes that the executive compensation advisory vote should be held every three years, and therefore recommends that you vote for a frequency of every three years for future executive compensation advisory votes.

Our Board of Directors believes that a once every three years, or triennial, executive compensation advisory vote will allow our stockholders to evaluate executive compensation on a more thorough, long-term basis than a more frequent vote. Consistent with our view that our executive compensation program should serve as an incentive and retention tool, we take a long-term view of executive compensation and encourage our stockholders to do the same. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement our compensation program seeks to align our long-term corporate goals and objectives with our executives’ compensation. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation. Annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.

A triennial vote will also give our Board of Directors sufficient time to engage with stockholders to better understand their views about executive compensation and respond effectively to their concerns. Independent of the timing of the executive compensation advisory vote, we encourage stockholders to contact our Board of Directors at any time to provide feedback about corporate governance and executive compensation matters. We believe these currently available options provide more meaningful mechanisms for stockholders to state their views about our compensation programs and policies.

Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on  an  advisory  basis, that  the frequency of  future  stockholder  advisory  votes to  approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, be once every one year, two years or three years, whichever frequency receives the affirmative vote of the majority of votes cast with respect to this resolution at the 2013 Annual Meeting of Stockholders.”

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether an advisory vote on the approval of the named executive officer compensation should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes cast by stockholders entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

This is a non-binding vote and, therefore, its outcome does not mandate any particular action.  However, our Board of Directors will consider the outcome of this vote when deciding the frequency of an advisory vote to approve named executive officer compensation.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR A FREQUENCY
 OF ONCE EVERY THREE YEARS FOR THE FREQUENCY OF FUTURE ADVISORY
VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We were not party to any reportable related party transactions in 2012, nor are we a party to any reportable related party transactions since the beginning of our last fiscal year.  In the event in the future there are any reportable related party transactions, such transactions would be subject to the review and approval of the Audit Committee.  Related party transactions are those which exceed the lesser of (i) $120,000 and (ii) 1% of the average of the registrant’s total assets at year end for the last 2 completed fiscal years. Only those related party transactions approved by the Audit Committee will be consummated. The Audit Committee will only approve those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If an Audit Committee member has any interest in a related party transaction presented to the Audit Committee for approval, such director is required to abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our Common Stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our Common Stock. Transactions that involve all salaried employees generally are not covered by our approval policy. Additionally, all related party transactions would be disclosed in our filings with the SEC to the extent required by the SEC’s rules, and would be disclosed to our Board of Directors. We do not have a formal written statement of its related party transactions policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Based on our review of such filings with respect to the fiscal year ended December 31, 2012, and written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2012.

WE WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE, UPON REQUEST IN WRITING, A COPY OF OUR ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 (IN EACH CASE WITHOUT EXHIBITS). REQUESTS SHOULD BE DIRECTED TO OUR CHIEF FINANCIAL OFFICER AT ASTEA INTERNATIONAL INC., 240 GIBRALTAR ROAD, HORSHAM, PENNSYLVANIA 19044.

By Order of the Board of Directors

Horsham, Pennsylvania	Zack Bergreen
April 26, 2013	Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

ASTEA INTERNATIONAL INC.

To be held June 13, 2013

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at www.astea.com

Please sign, date and mail your proxy card in the
envelope provided as soon as possible.

 \/ Please detach along perforated line and mail in the envelope provided. \/

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect five (5) Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. NOMINEES		2. To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES	m Zack Bergreen
m Adrian A. Peters
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Keith D. Schneck m Eric Siegel	3. Advisory vote on Named Executive Officer compensation.	☐	☐	☐
	m John Tobin	1 year	2 years	3 years	ABSTAIN
☐ FOR ALL EXCEPT (See instructions below)		4. Advisory vote on the frequency of future advisory votes to approve Named Executive Officer compensation. ☐	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, FOR APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION, FOR APPROVAL, ON AN ADVISORY BASIS, OF A FREQUENCY OF ONCE EVERY THREE YEARS FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐
STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY RETURNED THIS PROXY.
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

ASTEA INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Astea International Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated April 26, 2013 and hereby appoints Zack Bergreen and Rick Etskovitz as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the offices of the Company at 240 Gibraltar Road, Horsham, Pennsylvania 19044, on June 13, 2013 at 11:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof.

(Continued and to be signed on the reverse side)